(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.68

RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT by and between CONSUMER PROGRAMS INCORPORATED (the “Corporation”) and GARY W. DOUGLASS (the “Executive”) is entered into as of this 31st day of December 2008.

WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated as of April 8, 2002, as amended by that  certain Amendment to Exhibit C dated as of  October 1, 2003,  the Second Amendment to Employment Agreement dated as of July 3, 2007 and the Second Amendment to Exhibit C dated as of April 10, 2008 (as amended, the “Employment Agreement”); and

WHEREAS, Subsections 4(a)(relating to death benefits), 4(b)(relating to disability benefits), 4(c)(relating to supplemental retirement benefits), and 4(d)(relating to survivability of death and supplemental retirement benefits) of  Exhibit C to the Employment Agreement provide Executive with certain Death Benefits, Disability Benefits and Supplemental Retirement Benefits (collectively referred to herein as the “SERP Benefits”) that provides for monthly payments to Executive or his beneficiaries for a period of at least two hundred forty (240) months in the event of death or retirement and for disability payments until the earlier of death or Executive reaches age 65 if Executive’s employment terminates as a result of disability; and

WHEREAS, Executive is 100% vested in his SERP Benefits; and

WHEREAS, the Corporation and the Executive have agreed to a lump sum payment of the SERP Benefits at a negotiated discount in exchange for Executive’s release of the Corporation from all future obligations to pay Executive SERP Benefits; and

WHEREAS, Executive resigned his employment with the Corporation as of April 18, 2008.

NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the Corporation and Executive hereby agree as follows:

    1.  In consideration of the Corporation’s payment to Executive of the gross amount of Four Hundred Thousand Dollars ($400,000) (the “Accelerated Payment”), between January 5, 2009 and January 9, 2009, Subsections 4(a) relating to death benefits, 4(b) relating to disability benefits, 4(c) relating to supplemental retirement benefits and 4(d) relating to survivability of death and supplemental retirement benefits, of Exhibit to the Employment Agreement are hereby satisfied in their entirety and fully discharged. Executive and the Corporation further agree that the Accelerated Payment is being made pursuant to the transitional rules relating to Code Section 409A, as set out in Internal Revenue Service Notice 2007-86.

2.  In consideration of the payment made pursuant to Section 1 of this Agreement, Executive, on his own behalf and on behalf of his heirs and legal representatives, does hereby release the Corporation, its affiliated corporations, and its respective directors, officers, employees and agents of and from any and all claims and causes of action for money or other damages or relief of any kind whatsoever from the Corporation, arising directly or indirectly out of the Employment Agreement, including the SERP benefits.

        3.  Executive acknowledges and agrees that upon his receipt of the payment described in Section 1 of this Agreement for settlement of his SERP Benefits, all obligations of the Corporation due and owing to him under Employment Agreement or otherwise relating to his employment by the Corporation have been satisfied and that he has no other claim relating to or arising from his employment with the Corporation; provided, however, that Executive shall not be deemed to waive any of his rights with respect to benefit plans of the Corporation in which he is or has been a participant, including without limitation, medical, vision, dental, disability and life insurance benefit plans, the 401(k) plan and the retirement plan.

4.  Executive hereby acknowledges that he has read this release and has been advised to consult an attorney with respect to the terms hereof, and that he fully understands and voluntarily accepts such terms.

5.  Executive agrees and acknowledges that the Accelerated Payment shall be net of any taxes that the Corporation is required to withhold thereon, including but not limited to federal and state income and employment taxes.

6.  This Agreement shall be governed and construed in accordance with the substantive laws of the State of Missouri.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED

By:/s/Renato Cataldo
______________________________________
Renatdo Cataldo

Its: Chief Executive Officer, President
______________________________________
                      the “Corporation”

               /s/Gary W. Douglass
              ____________________________________
                                                      Executive